Exhibit 10.8.1

PAETEC CORP.

SEVENTH AMENDED 2001 STOCK OPTION AND INCENTIVE PLAN

PAETEC Corp., a Delaware corporation (the “Company”), sets forth herein the terms of its Seventh Amended 2001 Stock Option and Incentive Plan (the “Plan”) as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, restricted stock units, unrestricted stock, stock appreciation rights and cash-based awards in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and all Service Providers shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2.	“Amendment and Restatement Date” means the date the Plan, as amended and restated on July , 2005, is approved by the Company’s stockholders.

2.3.	“Annual Incentive Award” means a Grant made subject to attainment of performance goals (as described in Section 15) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.4.	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, stock appreciation right agreement, performance award agreement, annual incentive award agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.5.	“Board” means the Board of Directors of the Company.

2.6.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7.	“Committee” means a committee of, and designated from time to time by resolution of, the Board.

2.8.	“Company” means PaeTec Corp., a Delaware corporation.

2.9.	“Effective Date” means the date designated by the Board in its resolution adopting the Plan.

2.10.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.11.	“Fair Market Value” means the closing price of a share of Stock reported on The Nasdaq National Market (“Nasdaq”) on the date Fair Market Value is being determined, provided that if there should be no closing price reported on such date, the Fair Market Value of a share of Stock on such date shall be deemed equal to the closing price as reported by Nasdaq for the last preceding date on which sales of shares were reported. Notwithstanding the foregoing, in the event that the shares of Stock are listed upon one or more established stock exchanges; Fair Market Value means the closing price of a share of Stock reported on the exchange that trades the largest volume of shares on such date. If the Stock is not at the time listed or admitted to trading on Nasdaq or on an established stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of Stock in such market. If the Stock is not listed or admitted to trading on Nasdaq or on any established stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

2.12.	“Grant” means an award of an Option, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, Stock Appreciation Right or cash award under the Plan.

2.13.	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant or (ii) such other date as may be specified by the Board or such Committee.

2.14.	“Grantee” means a person who receives or holds an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Unrestricted Stock, Performance Award or Annual Incentive Award under the Plan.

2.15.	“Immediate Family Members” means the spouse, children, grandchildren, parents and siblings of the Grantee.

2.16.	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.17.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.18.	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.

2.19.	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.20.	“Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.21.	“Performance Award” means a Grant made subject to the attainment of performance goals (as described in Section 15) over a performance period of up to ten (10) years.

2.22.	“Plan” means this Seventh Amended 2001 Stock Option and Incentive Plan of PaeTec Corp., as amended from time to time.

2.23.	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.24.	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.25.	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

2.26.	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.27.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.28.	“Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.29.	“Stock” means the Class A common stock, par value $0.01 per share, of the Company or any other class or series of stock into which or for which such Class A common stock may, after July , 2005, be reclassified, converted or otherwise exchanged.

2.30.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 13 hereof.

2.31.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.32.	“Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 10.2 hereof.

2.33.	“Unrestricted Stock” means an award of Stock granted to a Grantee pursuant to Section 14 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation, bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company; provided, however, that, unless otherwise provided by resolution of the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants with respect to any fiscal period.

3.2.	Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 hereof and in other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws and applicable law, rules and regulations. In the event that the Plan, any Grant or any Award Agreement provides for any action to be taken or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by applicable law, rules and regulations, the Committee may delegate the authority delegated to it under the Plan to a member of the Board of Directors or an executive officer of the Company; provided, however, that, unless otherwise provided by the Board, only the Board or the Committee may make a Grant to a Reporting Person of the Company and establish the number of shares of Stock that may be subject to Grants during any fiscal period.

3.3.	Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to: (i) designate Grantees, (ii) determine the types of Grants to be made to a Grantee, (iii) determine the number of shares of Stock to be subject to a Grant, (iv) establish the terms and conditions of each Grant, including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof, including lapse relating to a change in control of the Company) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options, (v) prescribe the form of each Award Agreement evidencing a Grant, (vi) make Grants alone, in addition to, in tandem with, or in substitution or exchange for any other Grant or any other award granted under another plan of the Company or a Subsidiary, and (vii) amend, modify or supplement the terms of any outstanding Grant, which includes, without limitation, the authority to reprice outstanding Options either by lowering the Option exercise price or by exchanging such Option for a new or different Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but, without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company any Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the subsequent Grant is made.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of, or in conflict with, any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to Section 409A of the Code and to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

3.4.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.5.	Applicability of Rule 16b-3.

Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

3.6.	Book Entry

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Aggregate Limitation.

Subject to adjustment as provided in Section 19 hereof, the aggregate number of shares of Stock available for issuance under the Plan pursuant to Options or other Grants shall be equal to the sum of (i) 19,159,889 1 shares and (ii) any shares of Stock that are represented by awards granted under the Company’s 1998 Incentive Compensation Plan which are forfeited, expire or are canceled without the delivery of shares of Stock after June 30, 2005. As of June 30, 2005, 3,774,350 shares of Stock are represented by outstanding awards granted under the Company’s 1998 Incentive Compensation Plan. Shares of Stock available for issuance under the Plan may be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market. Any shares of Stock granted under the Plan which are forfeited to the Company because of the failure to meet an award contingency or condition shall again be available for issuance pursuant to new awards granted under the Plan. Any shares of Stock covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash shall be deemed not to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If any stock option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a stock option under the Plan, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Shares of Stock issued under the Plan through the settlement,

1	18.7 million shares plus 48,837 shares remaining available for grant under the 1998 Incentive Compensation Plan as of February 28, 2001 plus 411,052 shares forfeited under the 1998 Incentive Compensation Plan after February 28, 2001 and prior to June 30, 2005.

assumption or substitution of outstanding awards or obligations to grant future awards resulting from the acquisition of another entity shall not reduce the maximum number of shares available for issuance under the Plan.

4.2.	Other Plan Limits.

Subject to adjustment as provided in Section 19 hereof, the following additional limitations are imposed under the Plan. The maximum number of shares of Stock that may be delivered through stock options intended to be Incentive Stock Options shall be the aggregate number of shares of Stock available for issuance under the Plan pursuant to Section 4.1. Subject to adjustment as provided in Section 18 hereof, the maximum number of shares of Stock that may be issued in conjunction with awards granted pursuant to Section 12 and 14 hereof shall be the aggregate number of shares of Stock available for issuance under the Plan pursuant to Section 4.1.

4.3.	Application of Aggregate Limitation.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares of Stock previously counted in connection with a Grant.

4.4.	Per-Grantee Limitations.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and subject to adjustment as provided in Section 19 hereof:

(i) no person eligible for a Grant under Section 6 hereof may be awarded in any single calendar year Options under this Plan exercisable for greater than five hundred thousand (500,000) shares of Stock;

(ii) the maximum number of shares of Unrestricted Stock and Restricted Stock that may be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Sections 12 and 14 hereof if such Grant is intended to qualify as performance-based under Code Section 162(m) is five hundred thousand (500,000) in any single calendar year;

(iii) the maximum number of shares of Stock that may be the subject of SARs awarded to any Grantee under Section 13 hereof is five hundred thousand (500,000) in any single calendar year;

(iv) the maximum amount that may be earned as an Annual Incentive Award or other cash award under the Plan in any calendar year by any one Grantee shall be $5 million and the maximum amount that may be earned as a Performance Award or other cash award in respect of a performance period of greater than one year by any one Grantee shall be $10 million.

5.	EFFECTIVE DATE AND TERM OF THE PLAN

5.1.	Effective Date and Amendment and Restatement Date.

The Plan prior to its amendment and restatement herein was originally effective as of the Effective Date. The Plan as herein amended and restated was approved by the Board on July     , 2005 and shall be effective as of date the Plan is approved by the Company’s stockholders. If the stockholders of the Company fail to approve the Plan as herein amended and restated within one year of the date the Plan as herein amended and restated was approved by the Board, any Grants made hereunder in excess of the number of shares available for Grants under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Plan’s amendment and restatement. The amendment and restatement of the Plan shall have no effect on Grants made under the Plan prior to the Amendment and Restatement Date.

5.2.	Term.

The Plan shall terminate on July     , 2015, if not earlier terminated by the Board.

6.	PERMISSIBLE GRANTEES

6.1.	Employees and Service Providers.

Subject to the provisions of Section 7 hereof, Grants may be made under the Plan to any employee of the Company or any Subsidiary, including any such employee who is an officer or director of the Company, to an Outside Director, to a Service Provider or employee of a Service Provider providing, or who has provided, services to the Company or any Subsidiary, and to any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company, as the Board shall determine and designate from time to time.

6.2.	Multiple Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7.	LIMITATIONS ON GRANTS OF INCENTIVE STOCK OPTIONS

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements issued from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9.	OPTION PRICE

The Option Price of each Option shall be no less than the Fair Market Value of a share of Stock on the date of grant and stated in the Award Agreement evidencing such Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10.	VESTING, TERM AND EXERCISE OF OPTIONS

10.1.	Vesting and Option Period.

Subject to Sections 10.2 and 19 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and thereafter stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent (10%) of the outstanding shares of Stock), an

Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its date of grant.

10.3.	Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

10.4.	Termination of Employment or Other Relationship for a Reason Other than Death, Disability or Retirement.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries other than by reason of death, “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or retirement, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 30th day following the Grantee’s termination of employment or other relationship (or, if such 30th day is a Saturday, Sunday or holiday, at the close of business on the next day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company, a Subsidiary or a Service Provider, or is engaged as a Service Provider or an Outside Director. Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final and conclusive.

10.5.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee that have not previously terminated shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 10.2 hereof, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options that have not previously terminated shall fully vest, and shall be exercisable for a period of one year after such termination of employment or other relationship, subject to earlier termination of the Option as provided in Section 10.2 hereof. Whether a termination of employment or other relationship is considered to be by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

10.7.	Rights in the Event of Retirement.

Unless otherwise provided by the Board, if a Grantee retires under the terms of any Company retirement plan applicable to the Grantee or as determined by the Board, the Grantee shall be considered retired and any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the date which is three (3) years from the date of retirement. The Grantee shall have the right, at any time within three (3) years after the date of such Grantee’s retirement and prior to termination of the Option pursuant to Section 10.2 hereof, to exercise all or any portion of any such vested Option held by the Grantee at the date of the Grantee’s retirement.

10.8.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 19 hereof which results in termination of the Option.

10.9.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised. Unless otherwise authorized by the Board, the minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares of Stock available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the actual or constructive tender to the Company of shares of Stock, which shares of Stock, if acquired from the Company, shall have been held for at least six months prior to such tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in clauses (i) and (ii). The Board may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise, provided that the notice is accompanied by delivery of an unconditional and irrevocable undertaking by a licensed broker acceptable to the Company as the agent for the individual exercising the Option to deliver promptly to the Company sufficient funds to pay the Option Price and directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal or other taxes which the Company may in its judgment be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

10.10.	Rights as a Stockholder; Dividend Equivalents.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 19 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance. However, the Board may, on such conditions as it deems appropriate, provide that a Grantee will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Stock subject to the Grant if such shares of Stock had been outstanding. Without limitation, the Board may provide for payment to the Grantee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Grantee.

10.11.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a Stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option.

11.	TRANSFERABILITY OF OPTIONS

11.1.	General Rule

Except as provided in Section 11.2 hereof, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2 hereof, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2.	Family Transfers.

To the extent permitted by the Board and under such rules and conditions as imposed by the Board, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member or (iii) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options or transfers of an interest in a trust, partnership, or limited liability company to which an Option has been transferred are prohibited except those in accordance with this Section 11.2 or by will or the laws of descent and distribution. Following such transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that, for purposes of this Section 11.2, the term “Grantee” shall be deemed to refer to the transferee. The events of termination of employment or other relationship referred to in Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 10.4, 10.5, 10.6 or 10.7 hereof.

12.	RESTRICTED STOCK

12.1.	Grant of Restricted Stock or Restricted Stock Units.

The Board from time to time may grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2.	Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or

Restricted Stock Units. The Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, Stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends complying with the applicable securities laws and regulations and making appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

12.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5.	Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share on the date that such dividend is paid.

12.6.	Termination of Employment or Other Relationship for a Reason Other than Death or Disability.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries, in either case other than, in the case of individuals, by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including, but not limited to, any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director. Whether a termination of a Grantee’s employment or other relationship with the Company and its Subsidiaries shall have occurred shall be determined by the Board, whose determination shall be final and conclusive.

12.7.	Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death unless the Board provided otherwise in the Award Agreement relating to such Restricted Stock or Restricted Stock Units. Upon such vesting, the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8.	Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or a Service Provider, or service as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s then unvested Restricted Stock or Restricted Stock Units shall be fully vested. Whether a termination of employment, service or other relationship is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, whose determination shall be final and conclusive.

12.9.	Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Restricted

Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units, a certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

13.	STOCK APPRECIATION RIGHTS

13.1.	Grant of Stock Appreciation Rights.

The Board may from time to time grant SARs to persons eligible to receive grants under Section 6 hereof, subject to the provisions of this Section 13 and to such restrictions, conditions and other terms as the Board may determine.

13.2.	Nature of a Stock Appreciation Right.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, as determined by the Board. Unless the Board provides otherwise in the Award Agreement, the grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

13.3.	Terms and Conditions Governing SARs.

The Board shall determine at the Grant Date or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including exercise based on achievement of performance objectives or future service requirements), the time or times at which and the circumstances under which an SAR shall cease to be exercisable, the method of exercise, the method of settlement, form of consideration payable in settlement, whether or not an SAR shall be in tandem or in combination with any other Grant, and any other terms and conditions of any SAR.

14.	UNRESTRICTED STOCK

The Board may, in its sole discretion, grant Stock (or sell Stock at par value or such other higher purchase price determined by the Board) free of restrictions other than those required under federal or state securities laws (“Unrestricted Stock”) to persons eligible to receive grants under Section 6 hereof. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Grantee.

15.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

15.1.	Performance Conditions

The right of a Grantee to exercise or receive a Grant or settlement of any Grant, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Grant subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

15.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

15.2.1.	Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

15.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) product sales; and (16) customer retention. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

15.2.3.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

15.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Grants or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3.	Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Grant intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4.	Status of Section 15.2 Grants Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Section 280G(c) of the Code), any Option, Restricted Stock, Restricted Stock Unit or SAR and any other right to receive any payment or benefit under the Plan shall not vest or become exercisable (i) to the extent that the right to vest or any other right to any payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee, would cause any payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under any Award Agreements, the Plan, and all other rights, payments or benefits to or for the Grantee would be less than the maximum after-tax amount that could be received by the Grantee without causing the payment or benefit to be considered a Parachute Payment. In the event that, but for the provisions of this Section 15, the Grantee would be considered to have received a Parachute Payment under any Award Agreements that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate any rights, payments or benefits under any Award Agreements, the Plan, any other agreements and any benefit arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under any Award Agreements be deemed to be a Parachute Payment.

17.	REQUIREMENTS OF LAW

17.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other person exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other person exercising a right emanating from such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any Restricted Stock or shares of Stock underlying Restricted Stock Units, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other person exercising a right emanating from such Grant may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any such determination by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or an SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, that, amendments shall be submitted for the approval of the Company’s stockholders to the extent required by applicable law, rule or regulation (including, without limitation, the Nasdaq Marketplace Rules). Except as permitted under this Section 18 or Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, adversely alter or otherwise impair rights or obligations under any Grant theretofore awarded under the Plan.

19.	EFFECT OF CHANGES IN CAPITALIZATION

19.1.	Changes in Stock.

Subject to Section 19.2 hereof, in the event of any merger, reclassification reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, spin-off, split-up, share combination or other change in the corporate structure of the Company affecting the shares of Stock: (a) such adjustment may be made in the number and class of shares which may be delivered under Section 4 hereof and the Grant limits under Section 4 hereof (including, without limitation, the per-Grantee limitations), and in the number and class of or price of shares subject to outstanding Grants as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of existing rights; and (b) the Board or, if another legal entity assumes the obligations of the Company hereunder, the board of directors, compensation committee or similar body of such other legal entity shall either (i) make appropriate provision for the protection of outstanding Grants by the substitution on an equitable basis of appropriate equity interests or awards similar to the Grants, provided that the substitution neither enlarges nor diminishes the value and rights under the Grants, or (ii) upon written notice to the Grantees, provide that Grants shall be exercised distributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be specified in the notice. Any adjustment of an Incentive Stock Option under this Section 19.1 shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code. The conversion of any convertible securities of the Company shall not be treated as a change in the corporate structure of the Company affecting the shares of Stock. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the merger, reorganization or other transaction referred to in this Section 19.1. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Grants and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

19.2.	Reorganization, Sale of Assets or Sale of Stock.

Upon the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning eighty percent (80%) or more of the combined voting power of all classes of securities of the Company, (i) all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Stock and Restricted Stock Units shall be deemed to have lapsed and the shares subject to such Restricted Stock Units shall be delivered, immediately prior to the occurrence of such transaction, and (ii) except to the extent prohibited by applicable state securities laws and regulations, all Options and SARs outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of such transaction. Any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the transaction and shall be effective only immediately before the consummation of the transaction.

This Section 19.2 shall not apply to any transaction to the extent that (A) provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of the Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, SARs, Restricted Stock and Restricted Stock Units of new options, stock appreciation rights, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, SARs, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such transaction shall not trigger application of the provisions of this Section 19.2 hereof and limited by any “change in control” provision in any employment agreement or Award Agreement applicable to the Grantee. Upon consummation of any such transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options and SARs theretofore granted, or for the substitution for such Options and SARs of new options and stock appreciation rights covering the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options and SARs theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

19.3.	Adjustments.

Adjustments under this Section 19 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 19.1 and 19.2.

19.4.	No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate thereof, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any affiliate thereof. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement or employment agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option or SAR except to the extent such shares of Stock shall have been issued upon the exercise of the Option or SAR.

21.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Stock options otherwise than under the Plan.

22.	WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the exercise of an Option or SAR or the grant of Unrestricted Stock. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of

Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 22 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirement.

23.	CAPTIONS

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

24.	OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

25.	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form and, the masculine gender shall include the feminine gender, as the context requires.

26.	SEVERABILITY

If any provision of the Plan or any Award Agreement shall be finally determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

27.	GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (without giving effect to the choice of law provisions thereof).

28.	SECTION 409A OF THE CODE

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of any provision of any Grant granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * * *

The Seventh Amended 2001 Stock Option and Incentive Plan was duly approved by the Board of Directors of the Company on the          day of                     , 2005 and was duly approved a majority of stockholders on the          day of                     , 2005. Without limiting the generality of Section 19 of the Plan, each of the share amounts referred to in the Plan shall be adjusted to reflect the contemplated reclassification of each share of the Company’s Class A common stock into a fraction of a share of a new class of common stock in connection with the Company’s contemplated initial public offering of common stock. Such adjustments shall be made only upon the consummation of such reclassification.

Secretary of the Company

- i -

12.	RESTRICTED STOCK			13
	12.1.	Grant of Restricted Stock or Restricted Stock Units		13
	12.2.	Restrictions		13
	12.3.	Restricted Stock Certificates		14
	12.4.	Rights of Holders of Restricted Stock		14
	12.5.	Rights of Holders of Restricted Stock Units		14
	12.6.	Termination of Employment or Other Relationship for a Reason Other than Death or Disability		15
	12.7.	Rights in the Event of Death		15
	12.8.	Rights in the Event of Disability		15
	12.9.	Delivery of Shares and Payment Therefor		15
13.	STOCK APPRECIATION RIGHTS			16
	13.1.	Grant of Stock Appreciation Rights		16
	13.2.	Nature of a Stock Appreciation Right		16
	13.3.	Terms and Conditions Governing SARs		16
14.	UNRESTRICTED STOCK			16
15.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS			17
	15.1.	Performance Conditions		17
	15.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees		17
		15.2.1.	Performance Goals Generally	17
		15.2.2.	Business Criteria	17
		15.2.3.	Timing For Establishing Performance Goals	18
		15.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms	18
	15.3.	Written Determinations		18
	15.4.	Status of Section 15.2 Grants Under Code Section 162(m)		18
16.	PARACHUTE LIMITATIONS			19
17.	REQUIREMENTS OF LAW			19
	17.1.	General		19
	17.2.	Rule 16b-3		20
18.	AMENDMENT AND TERMINATION OF THE PLAN			20
19.	EFFECT OF CHANGES IN CAPITALIZATION			21
	19.1.	Changes in Stock		21
	19.2.	Reorganization, Sale of Assets or Sale of Stock		21
	19.3.	Adjustments		22
	19.4.	No Limitations on Company		22
20.	DISCLAIMER OF RIGHTS			23
21.	NONEXCLUSIVITY OF THE PLAN			23
22.	WITHHOLDING TAXES			23
23.	CAPTIONS			24
24.	OTHER PROVISIONS			24
25.	NUMBER AND GENDER			24
26.	SEVERABILITY			24
27.	GOVERNING LAW			24
28.	SECTION 409A OF THE CODE			24

- ii -